UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): May 21, 2010

TAUBMAN CENTERS, INC.
(Exact Name of Registrant as Specified in its Charter)

Michigan
(State or Other Jurisdiction of Incorporation)

1-11530	38-2033632
(Commission File Number)	(I.R.S. Employer Identification No.)

200 East Long Lake Road, Suite 300, Bloomfield Hills, Michigan	48304-2324
(Address of Principal Executive Office)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (248) 258-6800

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

 At the annual meeting of shareholders of Taubman Centers, Inc (the “Company”) on May 21, 2010, shareholders approved an amendment to the 2008 Omnibus Long-Term Incentive Plan (the “2008 Plan”) to increase the Shares and TRG Units available for awards by an aggregate of 2.4 million Shares or TRG Units, from an aggregate of 6.1 million to 8.5 million. Therefore, immediately subsequent to shareholder approval of the amendment, an aggregate of approximately 4.3 million Shares or TRG Units remained available for issuance under the 2008 Plan, as amended. The available Shares and TRG Units remain subject to adjustment as set forth in the 2008 Plan. The amendment also provides that, for purposes of the 8.5 million Share and TRG Unit reserve limit, each restricted share, restricted share unit, restricted TRG Unit, restricted TRG Unit unit, or unrestricted Share or TRG Unit granted on or after such amendment will be counted as 1.85 Shares or TRG Units, revised from 2.85 Shares or TRG Units for awards granted prior to such amendment. Further, rights to receive stock dividends on a Share or TRG Unit granted on or after such amendment will also themselves be counted as 1.85 Shares or TRG Units, revised from 2.85 Shares or TRG Units for awards granted prior to such amendment. If any Shares or TRG Units covered by any of the foregoing awards are not purchased or are forfeited, or if such award otherwise terminates without delivery of Shares or TRG Units subject thereto, then subject to the applicable rules under the 2008 Plan, each underlying Share or TRG unit will be added back to the 2008 Plan at (i) 2.85 Shares or TRG Units for awards prior to such amendment and (ii) 1.85 Shares or TRG Units for awards on or after such amendment. Each option to purchase a Share or TRG Unit and each share appreciation right will continue to be counted as one Share or TRG unit.

The foregoing summary is qualified in its entirety by reference to the 2008 Plan, which is filed as Exhibit 10(a) hereto and is incorporated herein by reference.

Item 5.07                      Submission of Matters to a Vote of Security Holders

At the annual meeting of shareholders of the Company on May 21, 2010, shareholders elected the three director nominees for three-year terms, ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010, and approved an amendment to the 2008 Omnibus Long-Term Incentive Plan.  The results of the voting are shown below*:

Proposal 1 — Election of Directors

Nominees	Votes For	Votes Withheld	Broker Non-Votes
Jerome Chazen	68,549,988	2,988,523	1,004,119
Craig Hatkoff	71,016,113	522,398	1,004,119
Ronald Tysoe	69,340,486	2,198,025	1,004,119

Proposal 2 — Ratification of Appointment of Independent Registered Public Accounting Firm

Votes For	Votes Against	Abstain
72,488,646	43,361	10,622

Proposal 3 — Amendment of the 2008 Omnibus Long-Term Incentive Plan

Votes For	Votes Against	Abstain	Broker Non-Votes
66,583,567	4,806,696	148,248	1,004,119

*For Proposal 1, the three nominees receiving the most votes cast were elected as directors.  Proposals 2, and 3 required the affirmative vote of 66⅔% of the outstanding voting shares for approval; the total outstanding voting shares as of the record date, March 24, 2010, were 80,753,495 shares.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description

10 (a)
The Taubman Company 2008 Omnibus Long-Term Incentive Plan, as Amended and Restated as of May 21, 2010 (incorporated herein by reference to Appendix A to the Registrant’s Proxy Statement on Schedule 14A, filed with the Commission on March 31, 2010).

SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 26, 2010	TAUBMAN CENTERS, INC.

By: /s/ Esther R. Blum
Esther R. Blum
Senior Vice President, Controller, and Chief Accounting Officer